Exhibit 10.13

FOURTH AMENDMENT TO

TIME BROKERAGE AGREEMENT

THIS FOURTH AMENDMENT TO TIME BROKERAGE AGREEMENT (this “Fourth Amendment”), made as of February 6, 2006 (the “Amendment Date”), is by and between SAGAMOREHILL OF CAROLINA LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Sagamore”), and BARRINGTON BROADCASTING SOUTH CAROLINA CORPORATION, a Delaware corporation (together with its successors and permitted assigns, “Barrington”).

WITNESSETH:

WHEREAS, reference is made to that certain Time Brokerage Agreement, dated April 28, 1994, between Atlantic Media Group, Inc. (“Atlantic”), and Diversified Communications (“Diversified”), itself assignee of Vision Communications, Inc., as amended by that certain Amendment to and Extension of Time Brokerage Agreement, dated as of December 9, 2003, between Diversified and Atlantic, and that certain Second Amendment to Time Brokerage Agreement between Diversified and Atlantic (the “TBA”), pursuant to which Diversified provides programming for television station WWMB-TV, Myrtle Beach (“WWMB”); and that certain Third Amendment to Time Brokerage Agreement (the “Third Amendment”) between Sagamore and Barrington dated as of July 19, 2005 pursuant to which Barrington provides programming for WWMB effective as of the closing of the Diversified Purchase Agreement (defined below);

WHEREAS, reference is made to (i) that certain Asset Purchase Agreement, by and between Diversified and Atlantic, dated July 19, 2005, relating to the purchase and sale of substantially all of the assets of Atlantic relating to WWMB, including the rights and interests of Atlantic in and to the TBA (the “Atlantic Purchase Agreement”), and (ii) that certain Asset Purchase Agreement, by and among Diversified and Grand Strand Communications (Diversified and Grand Strand Communications, the “Sellers”) and Barrington and Sagamore (as partial assignee of Barrington), dated as of July 19, 2005, relating to the sale of substantially all of the assets of Sellers relating to television station WPDE-TV, Florence, South Carolina and certain other assets of Sellers relating to WWMB (the “Diversified Purchase Agreement”);

WHEREAS, the closings of the transactions contemplated by each of the Atlantic Purchase Agreement and the Diversified Purchase Agreement (the “Closings”) will occur simultaneously, and upon and simultaneous with the Closings (i) Barrington will acquire and assume the rights, interests and obligations of Diversified in and to the TBA, and (ii) Sagamore will acquire and assume the rights, interests and obligations of Atlantic in and to the TBA;

WHEREAS, effective upon, and simultaneously with, the Closings, and pursuant to and in accordance with Section 29 of the TBA, the parties hereto desire to amend certain of the terms and conditions of the TBA, all as provided in this Fourth Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.              Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the TBA.

2.              Amendments. The TBA shall, subject to Section 4 below, be amended as follows:

2.1  Section 4(A) of the TBA, as set forth in the Third Amendment, is hereby amended by deleting the word “Licensee” and replacing it with the following:

SagamoreHill Midwest, LLC, a Delaware limited liability company (“Midwest”), the sole member of Licensee,

3.              Reaffirmation of the TBA. Except as expressly provided herein, the TBA is not amended, modified or affected by this Fourth Amendment, and the TBA and the rights and obligations of the parties hereto thereunder are hereby ratified and confirmed by the parties in all respects.

4.              Effectiveness of Amendments. Each of the amendments of the TBA set forth in this Fourth Amendment shall take effect, without any further action or consent of the parties hereto, upon and simultaneously with the consummation of the Closings.

5.              Representations and Warranties. Each party represents and warrants to the other party as follows:  (a) it is a duly organized and validly existing corporation or limited liability company (“LLC”), as the case may be, under the laws of its jurisdiction of incorporation or organization; (b) it has full corporate or LLC power and authority and has taken all corporate or LLC action necessary to enter into and perform this Agreement; (c) the execution and delivery of this Agreement and the transactions contemplated herein do not violate, conflict with, or constitute a default under its organizational documents or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party or by which it is bound; and (d) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

6.              Counterparts. This Fourth Amendment may be executed contemporaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart. Each party will receive by delivery or facsimile transmission a duplicate original of the Fourth Amendment executed by each party, and each party agrees that the delivery of the Fourth Amendment by facsimile transmission will be deemed to be an original of the Fourth Amendment so transmitted.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed and delivered as of the date above.

SAGAMOREHILL OF CAROLINA LLC

By:	/s/ Louis S. Well
Name: Louis S. Well
Title: President and CEO

BARRINGTON BROADCASTING SOUTH
CAROLINA CORPORATION

By:	/s/ K. James Yager
	Name:	K. James Yager
	Title:	President